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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Advocat Inc.
Brentwood, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-93940 and 33-93950) of Advocat Inc. of our report dated March 17, 2006, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

Memphis, Tennessee
March 29, 2006

                                               /s/ BDO Seidman, LLP
                                               ---------------------------------
                                               BDO Seidman, LLP